COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- GROWTH AND INCOME PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:


                DREYFUS        DREYFUS
                LIFETIME      LIFETIME
              PORTFOLIOS-    PORTFOLIOS-    STANDARD
              GROWTH AND     GROWTH AND   & POOR'S 500
                 INCOME        INCOME       COMPOSITE
               PORTFOLIO      PORTFOLIO       STOCK         CUSTOMIZED
 PERIOD        (INVESTOR     (RESTRICTED      PRICE          BLENDED
                SHARES)        SHARES)       INDEX *         INDEX **

3/31/95             10,000         10,000       10,000       10,000
9/30/95             11,432         11,448       11,823       11,241
9/30/96             13,128         13,070       14,226       12,619
9/30/97             16,521         16,366       19,976       15,520
9/30/98             17,519         17,394       21,791       16,533
9/30/99             20,003         19,918       27,845       18,790

*  Source: Lipper Analytical Services, Inc.
** Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan Stanley &
   Co. Incorporated and J.P. Morgan & Co. Incorporated


COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- INCOME PORTFOLIO WITH THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT / CORPORATE BOND INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:





             DREYFUS        DREYFUS        LEHMAN
             LIFETIME       LIFETIME      BROTHERS
           PORTFOLIOS-    PORTFOLIOS-   INTERMEDIATE
              INCOME         INCOME     GOVERNMENT /
            PORTFOLIO      PORTFOLIO      CORPORATE     CUSTOMIZED
            (INVESTOR     (RESTRICTED       BOND          BLENDED
  PERIOD     SHARES)        SHARES)        INDEX *       INDEX **

 3/31/95         10,000         10,000         10,000         10,000
 9/30/95         10,808         10,824         10,673         10,893
 9/30/96         11,573         11,615         11,221         11,824
 9/30/97         13,099         13,183         12,140         13,615
 9/30/98         14,268         14,388         13,407         14,921
 9/30/99         15,044         15,202         13,491         15,985

*  Source: Lehman Brothers
** Source: Lehman Brothers, Lipper Analytical Services, Inc., and The Wall
   Street Journal

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC. -GROWTH PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:


            DREYFUS      DREYFUS    STANDARD
           LIFETIME     LIFETIME     & POOR'S
          PORTFOLIOS-  PORTFOLIOS-     500
            GROWTH       GROWTH     COMPOSITE
           PORTFOLIO    PORTFOLIO     STOCK      CUSTOMIZED
 PERIOD    (INVESTOR   (RESTRICTED    PRICE        BLENDED
            SHARES)      SHARES)     INDEX *        INDEX **

 3/31/95       10,000       10,000      10,000         10,000
 9/30/95       11,856       11,872      11,823         11,545
 9/30/96       14,177       14,214      14,226         13,399
 9/30/97       19,043       19,146      19,976         17,551
 9/30/98       19,610       19,752      21,791         18,169
 9/30/99       24,218       24,478      27,845         22,089

*  Source: Lipper Analytical Services, Inc.
** Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan Stanley
   & Co. Incorporated and J.P. Morgan & Co. Incorporated